                                                                    EXHIBIT 10.1

                                OPTION AGREEMENT


          This Option Agreement (the "Agreement") is entered into on the 7th day of February, 1996 (the "Option Effective Date") by and between ZYDECO ENERGY, INC., a Delaware corporation (hereinafter "Zydeco") with offices at 333 N. Sam Houston Pkwy. E., Suite 1160, Houston, Texas 77060, and Norman Neidell, an individual (hereinafter "Neidell"), residing in Houston, Texas with an office at 10200 Richmond Ave., Suite 200A, Houston, Texas 77042.

          THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, intentions and understandings:

          A. Neidell is the inventor and owner of a method of wave field imaging (the "Technology"); the Technology may have applications in the analysis of seismic data, in medical imaging and other fields;

          B. Zydeco is a publicly held oil and gas exploration and service company with extensive experience in computer aided exploration;

          C. Zydeco is willing to support certain testing of the Technology; and

          D. Zydeco desires to obtain an option, on the terms and conditions herein, to obtain a license to all proprietary rights to the Technology, including all patents, trade secrets, copyrights and know-how, and Neidell is willing to grant Zydeco such an option on the terms and conditions herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

          1.  Option Grant.  Neidell hereby grants to Zydeco an option (the
              ------------
"Option") to obtain a license to the Technology, including all patents, trade secrets, copyrights and know-how relating to the Technology, on the terms and conditions contained in the License Agreement attached as Exhibit A hereto (the "License Agreement").

          2.  Testing Period Support. Promptly after the Option Effective Date,
              ----------------------
Zydeco shall provide to Neidell a software shell which Neidell will use to modify the current computer program for the Technology. Using the software shell Neidell will furnish to Zydeco a pre-stack Kirchoff migration program for an SPP Convex computer which will allow the testing of the Technology on a 3D seismic data set supplied by Zydeco (the "Data Set"). Zydeco will pay Neidell Ten Thousand Dollars ($10,000) upon delivery of the completed functioning program for testing on the Data Set.

          3.  Testing of the Technology.  Zydeco, at its sole cost, will provide
              -------------------------
the use of a SPP Convex computer to test the Technology with the data set for a period not to exceed two months. During the testing period, Neidell will furnish Maggie Smith's services to Zydeco, for the equivalent of one month's time, to assist Zydeco in the processing of the test data with the Technology. Neidell will pay all Smith's salary and any benefits owed for the period of service. Upon completion of Smith's services, Zydeco will pay Neidell Ten Thousand Dollars ($10,000). Zydeco will use reasonable efforts to assist Neidell in obtaining the right to use the Data Set and test results in his marketing of the Technology.

          4.  Exercise of the Option.  Upon completion of the testing period,
              ----------------------
Zydeco will have sixty (60) days in which to exercise the Option. Zydeco shall exercise the Option by delivering written notice of exercise, along with a copy of the License Agreement executed by Zydeco, to Neidell at the address provided above. If Zydeco fails to deliver notice of exercise within such period, the Option shall expire and all rights to the Technology shall remain with Neidell.

          5.  Payment.  If Zydeco exercises its Option, Neidell shall promptly
              -------
sign and return to Zydeco a fully executed copy of the License Agreement. Within twenty (20) days of receipt of the fully executed License Agreement Zydeco shall pay Neidell the royalty for the first year due thereunder.

          6.  Representations and Warranties / Negative Covenants.
              ---------------------------------------------------
Neidell hereby represents and warrants to Zydeco the following: (a) Neidell owns all right, title and interest in and to the Technology; (b) Neidell is the sole inventor of the Technology; (c) Neidell has not filed any patent applications relating to the Technology; (d) the patentable aspects of the Technology have not been published; and (e) to Neidell's actual knowledge, use of the Technology will not infringe the rights of any third party. Notwithstanding the foregoing, Zydeco acknowledges that Neidell has discussed certain concepts regarding the Technology, under confidentiality agreements, with Texaco, Inc. and Digicon Inc. So long as the Option has not expired, Neidell shall not burden or encumber the rights to the Technology or transfer any interest in the Technology in any manner which would prevent him from granting the license pursuant to the License Agreement.

          7.  Patent Applications.  Upon exercise of this Option, or earlier if
              -------------------
necessary to preserve the ability to obtain a patent, Neidell will, at his sole cost, promptly and diligently prepare, file and prosecute one or more applications for patents and copyrights to protect the Technology in the United States. Zydeco may, in its sole discretion, agree to pay all reasonable costs associated with obtaining a patent and/or copyright registration in the
Republic of Mexico.   Upon receipt of Zydeco's notice that it will pay such
costs, Neidell shall promptly and diligently prepare, file and prosecute one or more applications for patents and copyrights to protect the Technology in the Republic of Mexico. Zydeco shall thereafter promptly reimburse Neidell for all such costs.

          8.  Confidentiality. The parties recognize that in the course of
              ---------------
performance hereunder each party may disclose to the other party information ("Proprietary Information") which is proprietary to the disclosing party. The disclosing party must identify information which constitutes Proprietary Information by clearly labeling any written disclosure "Proprietary,"

"Confidential" or with some similar label. If any Proprietary Information is orally disclosed, the disclosing party shall identify the information as Proprietary Information at such time and, within thirty (30) days, and shall provide the receiving party with a written memorandum recording the disclosure and briefly summarizing the Proprietary Information disclosed. Each party agrees
(a) to hold the Proprietary Information disclosed to it by the other party in strict confidence and to take reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions the receiving party employs with respect to its own confidential information), (b) not to divulge any such Proprietary Information or any information derived therefrom to any third person, (c) to use such Proprietary Information only as contemplated herein. Without granting any right or license, each party agrees that the foregoing provisions shall not apply with respect to any information that the receiving party can document (i) is (through no improper action or inaction by the receiving party or any affiliate, agent, consultant or employee) generally known to the public, (ii) was in its possession or known by it prior to receipt from the disclosing party, (iii) was rightfully disclosed to it by a third party without restriction, or (iv) is disclosed pursuant to court order after reasonable notice to the disclosing party. Upon Zydeco's failure to exercise its Option, each party will return to the other all copies of Proprietary Information disclosed to it.

          9. Miscellaneous.
             -------------

          (a) This Agreement shall be governed by the internal laws of the State of Texas excluding the conflict of laws principles thereof.

          (b) All disputes arising in connection with this Agreement shall be resolved by arbitration pursuant to the Commercial Rules of the American Arbitration Association. The place of the arbitration shall be Houston, Texas. The award of the arbitrators shall be final and binding. The parties waive any right to appeal the arbitral award, to the extent a right to appeal may be lawfully waived. Each party retains the right to seek judicial assistance: (a) to compel arbitration; (b) to obtain interim measures of protection pending arbitration; and (c) to enforce any decision of the arbitrator, including the final award. The decision and award of the arbitration may be enforced in any court of competent jurisdiction.

          (c) Section 8 shall survive termination of this Agreement.

          (d) This Agreement sets forth the entire agreement between the parties and supersedes all prior and contemporaneous oral agreements, understandings and negotiations and all prior written agreements, understandings and negotiations, except for any agreement relating to confidential disclosure.

          (e) This Agreement may be amended only by written document signed by both parties.

          (f) Neidell may not assign his obligations under this Agreement.

          (g) Except as provided elsewhere herein, all communications and notices provided for in this Agreement shall be in writing and shall be effective two (2) days after notice is sent via telefax or other form of electronic transmission or otherwise personally delivered to the other party.

          (h) This Agreement may be executed in separate counterparts, any one of which need not contain signatures of the other party, but all of which taken together shall constitute one and the same Agreement.

                                 IN WITNESS WHEREOF, the parties have executed
this Agreement on the day and the year first written above.

                         "ZYDECO"

                         ZYDECO ENERGY, INC.


                         By:  /s/ Sam B. Myers, Jr.
                              ----------------------------------
                              Sam B. Myers, Jr. President, Chief
                              Executive Officer and Chairman

                         "NEIDELL"


                              /s/ Norman Neidell
                              -----------------------------------
                              Norman Neidell

                                   EXHIBIT A





                               LICENSE AGREEMENT



                                 BY AND BETWEEN



                              ZYDECO ENERGY, INC.


                             A DELAWARE CORPORATION



                                      AND



                                 NORMAN NEIDELL


                    AN INDIVIDUAL RESIDING IN HOUSTON, TEXAS






            DATED AS OF ______________________________________, 1996

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----
ARTICLE 1 - DEFINITIONS AND REFERENCES
Section 1.01     Defined Terms..................................    1

ARTICLE 2 - GRANT OF RIGHTS

Section 2.01     License........................................    3
Section 2.02     Licensor's Covenants...........................    3
Section 2.03     Sublicenses....................................    4

ARTICLE 3 - ROYALTIES

Section 3.01     Annual Royalty.................................    4
Section 3.02     Payment of Royalties...........................    4
Section 3.03     Late Fees......................................    4

ARTICLE 4 - INTELLECTUAL PROPERTY FILINGS, PROSECUTION
AND MAINTENANCE

Section 4.01     Licensor Prosecution and Maintenance...........    4
Section 4.02     Licensee Prosecution and Maintenance...........    4
Section 4.03     Notices on Application and Maintenance Matters.    5

ARTICLE 5 - INFRINGEMENT AND ENFORCEMENT

Section 5.01     Notification...................................    5
Section 5.02     Licensor's Obligation to Prosecute Infringement    5
Section 5.03     Licensor's Failure to Terminate Infringement...    5
Section 5.04     Termination of Royalties.......................    6
Section 5.05     Cooperation....................................    6
Section 5.06     Third Party Claim of Infringement..............    6

ARTICLE 6 - DISPUTES

Section 6.01     Negotiation....................................    7
Section 6.02     Arbitration of Disputes........................    7

ARTICLE 7 - WARRANTIES AND INDEMNIFICATION

Section 7.01     Licensor's Representations.....................    8
Section 7.02     Licensee's Representations.....................    8
Section 7.03     Indemnification................................    9

ARTICLE 8 - TERM AND TERMINATION

Section 8.01     Term...........................................   10
Section 8.02     Default........................................   10
Section 8.03     Bankruptcy.....................................   10
Section 8.04     Post-Termination Use...........................   10
Section 8.05     Surviving Sections.............................   11

ARTICLE 9 - CONFIDENTIALITY.....................................   11

ARTICLE 10 - GENERAL PROVISIONS

Section 10.01    No Waiver......................................   11
Section 10.02    Improvements...................................   11
Section 10.03    Counterparts...................................   12
Section 10.04    Captions and Headings..........................   12
Section 10.05    Construction...................................   12
Section 10.06    Severability...................................   12
Section 10.07    Modifications..................................   12
Section 10.08    Governing Law..................................   12
Section 10.09    Notices........................................   12
Section 10.10    Assignment.....................................   12
Section 10.11    No Third Party Beneficiary.....................   13
Section 10.12    Expenses; Prevailing Party Costs...............   13
Section 10.13    Entire Agreement...............................   13
Signatures......................................................   13

Exhibit A   Annual Royalty

                               LICENSE AGREEMENT
                               -----------------


     THIS LICENSE AGREEMENT (the "Agreement") is entered into as of this
                                  ---------
__________ day of ___________________, 1996 (the "Effective Date") by Zydeco
                                                  --------------
Energy, Inc., a Delaware corporation ("Licensee") with its principal office at
                                       --------
333 N. Sam Houston Pkwy. E., Suite 1160, Houston, Texas 77060, and Norman Neidell, an individual residing in Houston, Texas with an office at 10200 Richmond Ave., Suite 200A, Houston, Texas 77042.

     THE PARTIES enter this Agreement on the basis of the following facts, intentions and understandings.

     A.   Pursuant to that certain Option Agreement (the "Option Agreement")
                                                          ----------------
dated ____________, 1996 between Licensor and Licensee, Licensor granted Licensee an Option to enter into this Agreement on the terms contained therein;

     B. Licensor has developed, and is continuing to develop, a method of wave field imaging which may have useful applications in the analysis of seismic data (the "Technology");
      ----------

     C. Licensor is the sole and exclusive owner of all rights to and interest in the Technology; and

     D. Licensor desires to grant a license to the Technology, and Licensee desires to obtain such a license, all on the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereby agree as follows:



                                   ARTICLE 1

                           DEFINITIONS AND REFERENCES
                           --------------------------

1.01   Defined Terms.  Capitalized terms used in this Agreement and not
- - --------------------
otherwise defined herein shall have the following meanings:

"Affiliate" means with respect to any person, any other person (a) which
 ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under direct or indirect common control with, such person. The term "control" (including, with correlative meaning, the terms
          -------
"controlling", "controlled by" and "under common control with") means the
 -----------    -------------       -------------------------
possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

"Claim" means any claim, demand, investigation, cause of action, suit, default,
 -----
assessment, litigation or other proceeding, including arbitral proceedings and proceedings by or before any Governmental Authority.

"Confidential Information" means all proprietary information, trade secrets,
 ------------------------
know-how and other information not publicly known that has been, is being or is developed, owned or controlled by one of the parties.

"Effective Date" has the meaning specified in the introductory paragraph of this
 --------------
Agreement.

"Exclusive Territory" means (a) the lands in the State of Louisiana south of
 -------------------
Interstate 10 extending southward to marine waters six (6) miles offshore from the beach along the coast of Louisiana, and (b) the Gulf of Mexico transition area of the Republic of Mexico extending from six (6) miles onshore to six (6) miles offshore.

"Field of Use" shall mean the collection and analysis of seismic data.
 ------------

"Governmental Approval" means any authorization, consent, approval, license,
 ---------------------
franchise, lease, ruling, tariff, rate, permit, certificate or exemption of, or filing or registration with, any Governmental Authority.

"Governmental Authority" means any nation or government, any federal, state,
 ----------------------
county, province, city, town, municipality, local or other political subdivision thereof or thereto and any court, tribunal, department, commission, board, bureau, instrumentality, agency, council, arbitrator or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over the applicable person or entity or assets and properties.

"Infringement" means the use of the Proprietary Property in the Field of Use in
 ------------
the Exclusive Territory or on seismic data from the Exclusive Territory by any person other than Licensee or its sublicensees.

"Infringer" has the meaning specified in Section 5.02.
 ---------

"Indemnified Person" has the meaning specified in Section 7.03.
 ------------------

"Indemnifying Party" has the meaning specified in Section 7.03.
 ------------------

"Know-How" means all information, data, specifications, techniques, software,
 --------
methods of manufacture, processes and similar proprietary information relating to the Technology or use thereof.

"Liability" means, with respect to any person or entity, any indebtedness,
 ---------
obligation and other liability of such person or entity, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due.

"Licensed Process" means all processes and methods included in the Proprietary
 ----------------
Property.

"Licensed Product" means any product whose manufacture, use or sale requires the
 ----------------
use of Proprietary Property.

"Losses" means any and all damages (including consequential, punitive and
 ------
exemplary and including those related to death, personal injury, illness or property damage), fines, penalties, judgments, deficiencies, losses, costs and expenses, including court costs, reasonable fees of attorneys, accountants and other experts and other reasonable expenses of any Claim.

"Nonexclusive Territory" means all of the world except the Exclusive Territory.
 ----------------------

"Patent Rights" means any United States or foreign patents and patent
 -------------
applications claiming any part of the Technology and any divisions, continuations and continuations-in-part based thereon.

"Proprietary Property" means the Patent Rights and the Know-How, and all
 --------------------
copyrights, developments, techniques, methods, processes, apparatus, products, data, trade secrets, confidential information, and other intellectual property rights owned by, controlled by or licensed to Licensor or any Affiliates and relating to the Technology.

"Territory" means the Exclusive Territory and the Nonexclusive Territory.
 ---------

                                   ARTICLE 2

                                GRANT OF RIGHTS
                                ---------------

2.01   License.  Licensor hereby grants to Licensor and Licensee hereby accepts,
- - --------------
subject to the terms and conditions of this Agreement: (a) an exclusive license in the Exclusive Territory and with respect to seismic data from the Exclusive Territory, to the Proprietary Property to make and have made and to use Licensed Products and to practice the Licensed Processes; and (b) a nonexclusive license in the Nonexclusive Territory and with respect to seismic data from the Nonexclusive Territory, to the Proprietary Property to make and have made and to use Licensed Products and to practice the Licensed Processes.

2.02  Licensor's Covenant.  Licensor agrees to include in all other licenses
    ---------------------
granted to the Proprietary Property a provision explicitly forbidding the licensee from using the Proprietary Property to collect or analyze seismic data from the Exclusive Territory. Licensor shall not use the Proprietary Property to collect or analyze seismic data from the Exclusive Territory.

2.03   Sublicenses.  Licensee may grant nontransferable sublicenses hereunder to
       -----------
any Affiliate. All sublicenses granted by Licensee hereunder shall be subject to all of the terms contained herein.


                                   ARTICLE 3

                                   ROYALTIES
                                   ---------

3.01   Annual Royalty.  Licensee shall pay to Licensor an annual royalty (the
- - ---------------------
"Annual Royalty") in the amounts provided for in Exhibit A within twenty (20) days of execution of this Agreement and each anniversary of the Effective Date.

3.02   Payment of Royalties.  Licensee shall pay the Annual Royalty by corporate
       --------------------
check or wire transfer of immediately available funds to an account designated by Licensor. Payment by check shall be made at Licensee's address as provided for notices in Section 10.09 herein.

3.03   Late Fees.  Any late payments shall include interest at the lesser of (i)
       ---------
ten percent (10%) per annum or (ii) the highest rate permitted by law from the due date of such payment until such payment is made.

                                   ARTICLE 4

                         INTELLECTUAL PROPERTY FILINGS,

                          PROSECUTION AND MAINTENANCE
                          ---------------------------

4.01  Licensor Prosecution and Maintenance.  Licensor agrees to use its best
- - ------------------------------------------
efforts to prosecute patent applications and copyright registrations claiming the Proprietary Property in the United States and the Republic of Mexico. Licensor shall also use its best efforts to maintain any patents, and copyrights issued thereon. In response to a written request from Licensee, Licensor shall promptly provide Licensee with copies of all filings and significant correspondence regarding such applications or registrations and shall consult with Licensee and take into consideration any comments or suggestions made by Licensee with respect to the applications or registrations. Licensor may notify Licensee at any time that Licensor has determined that prosecution of a patent application or registration or maintenance of one or more patents or copyrights in a particular country in the Nonexclusive Territory is not economically viable, and Licensor shall not be obligated to file an application in such country or may then abandon any existing application, patent or registration.

4.02  Licensee Prosecution and Maintenance.  If Licensor decides to abandon an
      ------------------------------------
application or patent or registration in the United States or the Republic of Mexico for any reason, it shall give notice to Licensee. Upon receipt of such notice, Licensee, in its sole discretion, may elect to assume direct responsibility (and to pay associated fees and expenses) with respect to the application, patent or registration which Licensor intends to abandon.

4.03   Notices on Application and Maintenance Matters.  Each party shall provide
       ----------------------------------------------
to the other prompt notice as to all matters that come to its attention that may affect the preparation, filing or prosecution of applications for, or registration or maintenance of, the Proprietary Rights in the Exclusive Territory.

                                   ARTICLE 5

                          INFRINGEMENT AND ENFORCEMENT
                          ----------------------------

5.01   Notification.  Licensee and Licensor agree to notify each other promptly
- - -------------------
of each Infringement or possible Infringement of which each party becomes aware, as well as any facts which may affect the validity, scope or enforceability of the Proprietary Property in the Exclusive Territory of which either party becomes aware.

5.02   Licensor's Obligation to Prosecute Infringement. Licensor agrees to use
       -----------------------------------------------
its best efforts to protect the Proprietary Property in the Exclusive Territory, in the Field of Use, from Infringement and to promptly initiate appropriate proceedings to prosecute, at its sole cost and expense, any person or entity responsible for such activities (an "Infringer"). If the Infringers are
                                     ---------
licensees of Licensor, Licensor shall exercise all of its rights under such license, including termination thereof, if available, in order to terminate such infringement or misappropriation. If Licensor shall recover profits and/or damages from Infringers for use of the Proprietary Property in the Field of Use in, or on seismic data from, the Exclusive Territory, Licensor agrees to pay to Licensee fifty percent (50%) of any amounts so paid to Licensor after deducting any of its actual expenses, including costs and legal fees incurred in such litigation.

5.03  Licensor's Failure to Terminate Infringement.   Notwithstanding Section
      --------------------------------------------
5.02, if Licensor has not, within thirty (30) days from the date on which it is notified or otherwise becomes aware of an Infringement, either terminated such Infringement or initiated and thereafter continued to diligently prosecute legal action against the Infringers, Licensee shall have the right to prosecute an action against the Infringers. Licensor agrees, in the event that Licensee cannot prosecute such Infringement in its own name, to sign and deliver to Licensee, as soon as practicable, all necessary documents in order for Licensee to prosecute, in the name of Licensor, such Infringement. Licensee shall be entitled to deduct all its expenses, including costs and legal fees incurred in bringing and prosecuting such Infringement action in the United States from any royalties due Licensor after commencement of such Infringement action. If Licensee recovers profits and/or damages from the Infringers, Licensee agrees to turn over to Licensor fifty percent (50%) of any amounts paid to it by the Infringers after deducting all of its expenses, including costs and legal fees incurred in such litigation, which Licensee has not previously deducted from royalties payable to Licensor. Nothing herein shall be construed to obligate Licensee to prosecute any Infringement rather than exercise its rights to cease payment of royalties under Section 5.04.

5.04   Termination of Royalties.  If Licensor has been unable to eliminate an
       ------------------------
Infringement within thirty (30) days of becoming aware or receiving notification from Licensee of the Infringement, or has not used his best efforts to institute and diligently prosecute proceedings to stop such

Infringement as herein required, then pursuant to Section 8.02 Licensee shall be excused from the payment of all Annual Royalties which would otherwise be due hereunder. Pursuant to Section 8.02 Licensee's obligation to pay Annual Royalties shall resume upon the cessation of the Infringement or commencement of Licensor's best efforts to stop such infringement as provided in the foregoing sentence.

5.05   Cooperation.  Each party shall cooperate fully with the other party in
       -----------
connection with an Infringement action initiated by the other party. Each party agrees to provide prompt access to all necessary documents and to render reasonable assistance in response to a request by the party initiating the Infringement action.

5.06   Third Party Claim of Infringement.  If Licensee receives or becomes aware
       ---------------------------------
of any claim or assertion by any third party that Licensee's activities under this Agreement constitutes an infringement of that party's intellectual property rights, Licensee shall promptly notify Licensor and shall tender to Licensor the right to defend Licensee against such claim. Thereupon:

     (a) If Licensor accepts Licensee's tender of defense, Licensor shall:

          (i)  Bear all attorneys' fees, expert witness fees, and all other
fees, costs   and expenses incurred in connection with such defense; and

          (ii) Indemnify and save Licensee harmless from and against any
liability   imposed against Licensee in any such action, whether by settlement or court judgment; or

     (b) If Licensor elects not to defend against a claim or assertion that Licensee's activities hereunder constitute an infringement, Licensor agrees to indemnify and save Licensee harmless from and against all attorneys' fees, expert witness fees and all other fees, costs and expenses reasonably incurred by Licensee in connection with the defense of such action, and from and against any liability imposed upon Licensee therein, whether by settlement or court judgment.

     (c) Notwithstanding the foregoing, Licensor shall have no obligation whatsoever to defend or indemnify Licensee if the claim of infringement arises from Licensee's modification of the Proprietary Property.

                                   ARTICLE 6

                                   DISPUTES
                                   --------

6.01   Negotiation.  The parties shall meet in good faith to resolve promptly
       -----------
and amicably any matter requiring mutual agreement or dispute which may arise in connection with the interpretation or performance of this Agreement.

6.02   Arbitration of Disputes.
       -----------------------

     (a) All disputes between the parties arising out of the parties' failure to agree on issues arising under this Agreement, and not resolved under Section
6.01 of this Agreement, shall be resolved by binding arbitration. The arbitration shall be held in Houston, Texas and administered by the American Arbitration Association (the "AAA") in accordance with, and in the following order of priority: (i) the terms of these arbitration provisions; (ii) the AAA rules; and (iii) to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Texas. The validity and enforceability of these arbitration provisions shall be determined in accordance with this same order of priority. In the event of any inconsistency between these arbitration provisions and such rules and statutes, these arbitration provisions shall control. Judgment upon any award rendered hereunder shall be entered in any court having jurisdiction.

     (b) A single arbitrator shall be chosen and shall resolve the dispute. The arbitrator shall be a retired Federal judge; if a retired Federal judge is not available from anywhere in the United States, any retired judge may be chosen. Any arbitrator shall be generally knowledgeable about the nature of the issues to be arbitrated and shall be qualified by education, experience and training to render a decision upon the issues in dispute. The proceedings shall be
conducted in English.   The arbitrator is empowered to resolve disputes by
summary rulings substantially similar to summary judgments and motions to dismiss. The arbitrator may grant any remedy, relief or make any determination deemed just and equitable and within the scope of these arbitration provisions and may also grant such ancillary relief as is necessary to make effective any award. The determination of an arbitrator shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law.

     (c) To the maximum extent practicable, the AAA, the arbitrator and the parties shall take any action necessary to require that an arbitration proceeding hereunder shall be concluded within one hundred eighty (180) days of the filing of the dispute with the AAA. With respect to any dispute, each party agrees that all discovery activities shall be expressly limited to matters directly relevant to the dispute and any arbitrator and the AAA shall be required to fully enforce this requirement. To the extent permitted by applicable law, arbitrators shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees and arbitrator's fees) to the prevailing party or, if no clear prevailing party, as the arbitrator shall deem just and equitable. Each party agrees to keep all disputes and arbitration proceedings strictly confidential, except for disclosures of information required by applicable law.

                                   ARTICLE 7

                         WARRANTIES AND INDEMNIFICATION
                         ------------------------------

7.01.  Licensor's Representations.  Licensor hereby represents and warrants to
- - ---------------------------------
Licensee as follows:

     (a)  Authority.  Licensor has all requisite power and authority to execute
          ---------
and deliver this Agreement and to consummate the transactions contemplated
hereby.   Licensor has duly and validly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Licensor enforceable against Licensor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

     (b)  No Conflict.  The execution and delivery by Licensor of this Agreement
          -----------
and the consummation of the transactions contemplated hereby, do not and shall not, by the lapse of time, the giving of notice or otherwise (a) constitute a violation of any law; or (b) constitute a breach of any provision contained in, or a default under, any Governmental Approval, any writ, injunction, order, judgment or decree of any Governmental Authority or any contract to which Licensor is a party or by which Licensor or any of the Proprietary Property is bound or affected.

     (c)  Consents and Approvals.  No Governmental Approvals and no
          ----------------------
notifications, filings or registrations to or with any Governmental Authority or any other person or entity is or will be necessary for the valid execution and delivery by Licensor of this Agreement or the consummation of the transactions contemplated hereby, or the enforceability hereof.

     (d)  Proprietary Property.  Licensor owns or lawfully possesses, and has
          --------------------
the right to use and license, all of the Proprietary Property, free and clear of any lien or other encumbrance.

     (e)  Litigation.  There are no Claims pending or, to the knowledge of
          ----------
Licensor, threatened against Licensor or affecting the Proprietary Property before or by any Governmental Authority or any other person or entity. Licensor has no knowledge of the basis for any Claim which seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a Governmental Authority or by an arbitrator) affecting Licensor's right to grant rights in and to the Proprietary Property.

7.02.  Licensee's Representations.  Licensee hereby represents and warrants to
       --------------------------
Licensor as follows:

     (a)  Organization and Qualification.  Licensee is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

     (b)  Authority.  Licensee has all requisite power and authority, corporate
          ---------
or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Licensee and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Licensee and no other corporate proceedings or approvals on the part of Licensee are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Licensee has duly and validly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Licensee enforceable against Licensee in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

7.03.  Indemnification.  Subject to the terms and conditions of this Section
       ---------------
7.03, each party (the "Indemnifying Party") agrees to indemnify, defend and hold
                       ------------------
harmless the other party, its Affiliates, their respective present and former directors, officers, shareholders, employees and agents and their respective heirs, executors, personal representatives, administrators, successors and assigns (the "Indemnified Persons"), from and against any and all Claims,
              -------------------
Liabilities and Losses which may be imposed on, incurred by or asserted against any Indemnified Person, arising out of or resulting from, directly or indirectly:

     (i) the inaccuracy or breach of any representation or warranty of the Indemnifying Party contained in or made pursuant to this Agreement;

     (ii) the breach of any covenant or agreement of the Indemnifying Party contained in this Agreement; or

     (iii) the negligence or intentional misconduct of the Indemnifying Party, or its employees, officers, directors or agents;

provided, however, that the Indemnifying Party shall not be liable for any portion of any Claims, Liabilities or Losses resulting from a breach by an Indemnified Person of its obligations under this Agreement or from an Indemnified Person's gross negligence, fraud or willful misconduct. The Indemnifying Party shall promptly pay the Indemnified Person any amount due under this Section 7.03 and reimburse each Indemnified Person for all reasonable expenses (including reasonable counsel fees) for which the Indemnified Person is entitled to be indemnified hereunder as they are incurred by such Indemnified Person. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall promptly pay on behalf of the Indemnified Person, and/or to the Indemnified Person in reimbursement of any amount theretofore required to be paid by it, the amount so determined by such judgment, determination, settlement or compromise and all other Claims of the Indemnified Person with respect thereto.

                                   ARTICLE 8

                             TERM AND TERMINATION
                             --------------------

8.01   Term.  This Agreement shall commence on the Effective Date and continue
- - -----------
for one year. Upon each anniversary of the Effective Date, the Agreement shall be automatically extended for an additional one year, until terminated by Licensee by notice given not less than sixty (60) days prior to the commencement of any such one year extension or as otherwise provided below.

8.02   Default.  If either party is in default in any material respect in the
       -------
performance of any obligations of such party under this Agreement, the other party may give written notice of the default. If within thirty (30) days after the receipt of such notice the default has not been cured or, if the default cannot be reasonably cured in thirty (30) days, a cure is commenced within such time and diligently pursued to completion, the party not in default may terminate this Agreement by written notice. If Licensor is the defaulting party, Licensee may withhold payment of any royalties due hereunder until the default is cured or, if the default is not reasonably curable within thirty (30) days, until cure is commenced and so long as cure is diligently pursued to completion. All remedies provided for herein shall be cumulative and nonexclusive and shall be in addition to any other rights or remedies otherwise available under any contract, or at law or in equity.

8.03   Bankruptcy.  In the event that Licensee shall be adjudicated insolvent,
       ----------
or shall generally not pay, or admit in writing its inability to pay, its debts as they mature, or make a general assignment for the benefit of creditors, or any proceeding shall be instituted by Licensee seeking to adjudicate itself insolvent, seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its assets and properties, or if any similar proceeding is filed or commenced against Licensee, or an order for relief is entered in an involuntary case under the bankruptcy law of the United States, or an order, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating Licensee insolvent or approving the petition in any such proceeding, and such order, judgment or decree remains in effect for 90 days, Licensor shall have the right to terminate this Agreement by giving Licensee written notice. Termination of this Agreement, in such event, is effective upon Licensee's receipt of the written notice.

8.04   Post-Termination Use.  Notwithstanding the termination of this Agreement
       --------------------
and the license granted hereunder, Licensee shall retain a non-transferable, non-exclusive license to the Proprietary Property for a period not to exceed three months to make and to use Licensed Products and to practice License Processes in the Territory for the purposes of: (a) completing the collection and processing of any seismic data in the process of being gathered or analyzed at the time of termination; and (b) completing any then existing contracts with third parties requiring use of the Proprietary Property.

8.05   Surviving Sections.  Article 6,  Section 7.03, and Article 9 this
       ------------------
Agreement shall survive termination of this Agreement.

                                   ARTICLE 9

                                CONFIDENTIALITY
                                ---------------

The parties recognize that in the course of performance hereunder each party may disclose to the other information ("Proprietary Information") which is proprietary to the disclosing party. The disclosing party must identify information which constitutes Proprietary Information by clearly labeling any written disclosure "Proprietary," "Confidential" or with some similar label. If any Proprietary Information is orally disclosed, the disclosing party shall identify the information as Proprietary Information at such time and, within thirty (30) days, and shall provide the receiving party with a written memorandum recording the disclosure and briefly summarizing the Proprietary
Information disclosed.   Each party agrees (a) to hold the Proprietary
Information disclosed to it by the other party in strict confidence and to take reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions the receiving party employs with respect to its own confidential information), (b) not to divulge any such Proprietary Information or any information derived therefrom to any third person, (c) to use such Proprietary Information only as contemplated herein. Without granting any right or license, each party agrees that the foregoing provisions shall not apply with respect to any information that the receiving party can document (i) is (through no improper action or inaction by the receiving party or any affiliate, agent, consultant or employee) generally known to the public, (ii) was in its possession or known by it prior to receipt from the disclosing party,
(iii) was rightfully disclosed to it by a third party without restriction, or
(iv) is disclosed pursuant to court order after reasonable notice to the disclosing party. Upon termination of this Agreement, each party will return to the other all copies of Proprietary Information disclosed to it.


                                   ARTICLE 10

                               GENERAL PROVISIONS
                               ------------------

10.01   No Waiver.  Neither party may waive or release any of its rights or
- - -----------------
interests in this Agreement except in writing. The failure or delay of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

10.02   Improvements.  Neither party shall have any rights to improvements, or
        ------------
modifications to the Proprietary Property created by the other party after the Effective Date.

10.03   Counterparts.  This Agreement may be executed in counterparts and by the
        ------------
different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

10.04   Captions and Headings.  The captions and headings contained in this
        ---------------------
Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

10.05   Construction.  The parties acknowledge that each of them has had the
        ------------
benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

10.06   Severability.  The provisions of this Agreement are severable, and in
        ------------
the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

10.07   Modifications.  If either party desires a modification to this
        -------------
Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of such modification. No modification will be effective until a written amendment is signed by both the parties.

10.08   Governing Law.  The construction, validity, performance and effect of
        -------------
this Agreement shall be governed by the laws of the State of Texas without regard to its principles of conflicts of laws.

10.09   Notices.  All notices and reports required or permitted by this
        -------
Agreement shall be given in writing and delivered by: (a) overnight, registered or certified mail (return receipt requested), with first class postage prepaid;
(b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the addresses or facsimile numbers designated on the signature pages hereto, or to such other address as may be designated in writing by either such party to the other party hereto. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (i) in the case of a notice sent by regular or certified or registered mail, three business days after it is duly deposited in the mails; (ii) in the case of a notice delivered by hand, when personally delivered; (iii) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (iv) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

10.10   Assignment.  This Agreement shall not be assigned by either party
        ----------
except: (a) with the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; or (b) as part of a sale or transfer of the majority of the business of such party in any country relating to operations which concern this Agreement.

10.11   No Third Party Beneficiary.  The terms and provisions of this Agreement
        --------------------------
are intended solely for the benefit of Licensee and Licensor and their respective Affiliates, sublicensees, successors or assigns, and the Indemnified Persons referenced in Section 7.03, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

10.12.  Expenses; Prevailing Party Costs.  Each of the parties shall pay its own
        --------------------------------
expenses incident to this Agreement and the transactions contemplated hereby, including all legal and accounting fees and disbursements. Notwithstanding anything contained herein or therein to the contrary, if any party commences an action against another party to enforce the provisions of Article 6, the prevailing party in any such action shall be entitled to recover its Losses, including reasonable attorneys' fees, incurred in connection with the prosecution or defense of such action, from the losing party.

10.13   Entire Agreement.  This Agreement constitutes the entire Agreement
        ----------------
between the parties relating to the subject matter of the Proprietary Property and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date(s) below.

ZYDECO ENERGY, INC.

By:
Name:
Title:

Mailing Address for Notices:
                       Attn:  President
                       Zydeco Energy, Inc.
                       333 N. Sam Houston Pkwy. E., Suite 1160
                       Houston, Texas  77060

NORMAN A. NEIDELL


- - -------------------------------------
Mailing Address for Notices:
                       10200 Richmond Avenue, Suite 200A
                       Houston, Texas  77042